UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 16, 2012

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On and effective October 16, 2012, the Board of Directors (the “Board”) of Advanced Photonix, Inc. (the “Company”) approved an amendment and restatement to the Company’s by-laws (the “By-Laws”). The amendment and restatement made the following changes to the By-Laws:

●
Moved the provisions creating the position of Chairman of the Board (“Chairman”) from Article III (Officers) to Article II (Directors) to clarify that the Chairman will discharge his responsibilities as a member of the Board and not as an officer of the Company;

●	Deleted the requirement that the Chairman must be an executive officer of the Company;

●	Granted the Chairman the authority to call special meetings of the Board; and

●	Deleted the provision in Article VII (Bills, Notes, Etc.) which previously empowered the Chairman to sign all bills payable, notes, checks or other negotiable instruments on behalf of the Company.

A copy of the By-Laws as amended is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description is qualified in its entirety by reference to the full text of the Company’s Amended By-Laws, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit

3.1	Amended By-Laws of Advanced Photonix, Inc. (as amended October 16, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard Kurtz
Richard Kurtz, Chief Executive Officer

Dated:  October 17, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended By-Laws of Advanced Photonix, Inc. (as amended October 16, 2012)